EXHIBIT 10.1

EQUIPMENT LINE OF CREDIT TERM NOTE

$483,876.14	April 30, 2019

FOR VALUE RECEIVED, the undersigned, with a principal place of business located at, 313 Washington Street, Suite 403, Newton, Massachusetts 02458 (hereinafter called the "Borrower"), promises to pay to MIDDLESEX SAVINGS BANK, a Massachusetts banking corporation, at its principal office at 6 Main Street, Natick, Massachusetts 01760 (hereinafter called the "Lender"), OR TO ITS ORDER, the principal sum of FOUR HUNDRED EIGHTY THREE THOUSAND EIGHT HUNDRED SEVENTY SIX and 14/100 ($483,876.14) DOLLARS, or such lesser amount as may actually be advanced, with interest on the unpaid balance hereof from the date hereof until paid, at the rate and in the manner hereinafter provided, in lawful money of the United States of America.

Fixed Rate; Payments: The unpaid principal of this Note from time to time outstanding shall bear interest, computed on the basis of the actual number of days elapsed over a year assumed to have 360 days, at an annual rate equal to five and seventeen one hundredth of one percent (5.1 7%)("Interest Rate").

Beginning on May 31, 2019, and on the same day of each and every month thereafter during the term hereof, Borrower shall make monthly payments of principal and interest in the amount of Nine Thousand One Hundred Sixty Nine and 07/100 Dollars ($9,169.07) each. Principal not paid when due hereunder shall bear interest at the rate set forth above from the date due until so paid. Each payment shall be applied first to interest then due on the unpaid balance of principal and then to such principal.

Such monthly payments shall be based upon a five (5) year amortization schedule.

All indebtedness evidenced by this Note shall be due and payable five (5) years from the date hereof (the "Maturity Date"), unless such date is extended in a written agreement executed by Borrower and Lender.

Late Charge: Whenever any installment of principal and interest due hereunder shall not be paid within fifteen (15) days of its due date, the Borrower shall pay in addition thereto as a late charge, five percent (5%) of the amount of any such installment.

Security: This Note is secured by a first priority security interest in all assets of the Borrower, pursuant to a Loan and Security Agreement dated May 1, 2014, as amended, between Borrower and Lender (the "Loan and Security Agreement"), which assets are located at 313 Washington Street, Suite 403, Newton, Massachusetts 02458, and a Stock Pledge Agreement from Borrower regarding one hundred thirty (130) shares of Hilger Crystals Limited dated May 1, 2014. All of Borrower's obligations to the Lender however characterized (the "Obligations") are guaranteed pursuant to each Entity Guaranty and Security Agreement, all dated May 1, 2014, from Optometrics Corporation, Radiation Monitoring Devices, Inc., RMD Instruments Corp, Evaporated Metal Films Corp. and Dynasil Biomedical Corp. (the "Guarantors") (hereinafter, each a "Guaranty"). Such documents, together with various other instruments securing this Note (the terms and provisions of all of which are incorporated herein by reference) are hereinafter referred to as the "Security Instruments".

Dynasil Corporation of America

Term Note - April 30, 2019

Default: An Event of Default under any of the Security Instruments shall constitute an Event of Default hereunder, and such events of default include, but are not limited to, the failure of Borrower to make any payments of principal, interest or other charge when due hereunder. Upon the occurrence of an Event of Default, the Lender may, at its option, without notice or demand, declare the unpaid principal and all accrued interest under this Note to be immediately due and payable without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived. No course of dealing or delay in accelerating the maturity of this Note or in taking any other action with respect to any Event of Default shall affect Lender's rights to take action with respect thereto, and no waiver as to any one Event of Default shall affect any of Lender's rights as to any other Event of Default.

Setoff: Any deposits or other sums at any time credited by or due from the holder to the Borrower or Guarantors and any securities or other property of Borrower or Guarantors in the possession or custody of the holder may at all times be held and treated as collateral security for the payment of this Note and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of said respective Borrower or Guarantors to the holder. The holder hereof on or after default in payment hereof may apply such deposits or other sums to said Obligations and sell any such securities or other property at broker's board or at public or private sale without demand, notice or adve1iisement of any kind, all of which are hereby expressly waived.

Default Rate: Lender shall have the option of imposing, and Borrower shall pay upon billing therefore, an interest rate which is four percent (4%) per annum above the interest rate otherwise payable hereunder ("Default Rate"): (a) while any monetary default exists and is continuing, during that period between the due date and the date of payment; (b) following any Event of Default, unless and until the Event of Default is waived by Lender; and (c) after the Maturity Date.

Collection Costs: If this Note shall not be paid in full upon demand, the Borrower agrees to pay all costs and expenses of collection, including court costs and reasonable attorneys' fees.

Prepayment: Borrower may make partial or a full prepayment of principal due hereunder without penalty, provided however, that as to full prepayments made with funds provided by another lending institution, a prepayment charge will be applicable for the first three (3) year period of the loan. The charge will be equal to three (3%) percent of the amount of principal prepaid for the first such year, two (2%) percent for the second such year, and one (1%) percent for the third such year.

Dynasil Corporation of America

Term Note - April 30, 2019

Waiver: The Borrower agrees , by making this Note or by making any agreement to pay any of the indebtedness evidenced by this Note, to waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and consents without notice or further assent (a) to the substitution, exchange or release of the collateral securing this Note or any part thereof at any time, (b) to the acceptance by the holder or holders at any time of any additional collateral or security for or other guarantors of this Note, (c) to the modification or amendment at any time, and from time to time of this Note, the Loan and Security Agreement hereinabove referred to, and any instrument securing this Note, at the request of any person liable hereon, (d) to the granting by the holder hereof of any extension of the time for payment of this Note or for the performance of the agreements, covenants and conditions contained in this Note, the Loan and Security Agreement hereinabove referred to, or any instrument securing this Note, at the request of any other person liable hereon, and (e) to any and all forbearances and indulgences whatsoever; and such consent shall not alter or diminish the liability of any person.

Jury Trial Waiver: Borrower and Lender mutually hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based on this Note, arising out of, under or in connection with the Loan and Security Agreement or any other Security Instruments contemplated to be executed in connection herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party. This waiver constitutes a material inducement for Borrower and Lender to enter into the transactions contemplated hereby.

The Borrower has received a copy of this Note.

This Note shall be the joint and several obligation of the Borrower and all sureties, guarantors and endorsers, and shall be binding upon them and their respective successors and assigns and each or any of them.

IN WITNESS WHEREOF, the Borrower has executed this Note as an instrument under seal, as of the day and year first above written.

Signed in the presence of:	DYNASIL CORPORATION OF AMERICA

/s/Holly Hicks	By:	Robert J. Bowdring
Witness		Chief Financial Officer

Dynasil Corporation of America

Term Note - April 30, 2019

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